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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 5, 1994

                               KAYDON CORPORATION

                             A Delaware Corporation

Commission File Number: 0-12640             IRS Employer I.D. Number: 13-3186040

              19329 U.S. 19 North, Suite 101, Clearwater, FL 34624
                    (Address of Principal Executive Offices)

                 Registrant's Telephone Number: (813) 531-1101
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                               TABLE OF CONTENTS

                                    FORM 8-K

                               KAYDON CORPORATION

ITEM NUMBER                                        PAGE
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     Item 5.  Other Events......................     1
SIGNATURES......................................     2
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                             ITEM 5.  OTHER EVENTS

     Kaydon Corporation has signed an agreement with Axel Johnson Inc., headquartered in Stamford, Connecticut, to acquire the assets and business of Industrial Tectonics, Inc. located in Dexter, Michigan. Industrial Tectonics, Inc. manufactures special balls used in measuring devices, floats, valves, ball point pens and anti-friction bearings. Annual sales for the operation are slightly over $10 million. The effective date of the purchase is expected to be on or about January 31, 1994.

     Kaydon has also acquired the assets of Kenyon Power Transmission Ltd. effective December 4, 1993. Kenyon is a small manufacturer of pulleys and drive components and is located in Manchester, England. Annualized sales of approximately $2 million will be absorbed by Kaydon's Cooper Roller Bearing Co. Ltd. subsidiary in King's Lynn, England.

     The combined purchase price of the two aforementioned acquisitions do not meet the significant asset acquisition threshold.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          KAYDON CORPORATION

Date: January 5, 1994

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                                                    Lawrence J. Cawley
                                            Chairman & Chief Executive Officer

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